                     VARCO INTERNATIONAL, INC.
                     Statement Re Computation of Per Share Earnings

                                                                      EXHIBIT 11
                                                                          1 OF 2

                                                                                            Three Months Ended    Six  Months Ended
                                                                                              June 30, 1999        June 30, 1999
                                                                                            ---------------------------------------
A.   CALCULATION OF ADJUSTED EARNINGS

     Net Income After Tax                                                                          $11,164,000      $22,898,000

                                                                    Total Number    Average Number   Stock Option  Shares Used
                                                        Number of  of Shares after    of Shares      Equivalent    To Calculate
                                                             Days    Weighing        Outstanding     Shares        Diluted EPS
                                                       -------------------------------------------------------------------------
B.   CALCULATION OF AVERAGE SHARES OUTSTANDING

Common Stock Outstanding from time-to-time during:

       Three Months Ended June 30, 1999                      91       5,919,073,221    65,044,761      852,418       65,897,179
       Six Months Ended June 30, 1999                       181      11,745,295,565    64,891,136      852,418       65,743,554

C.   CALCULATION OF EARNINGS PER SHARE

     Income Per Share =      Net Income After Tax
                             -----------------------------
                             Total Shares Outstanding


     Diluted Income Per Share =

       Three Months Ended June 30,1999               11,164,000      =       $0.17
                                              -----------------
                                                     65,897,179

       Six Months Ended June 30, 1999                22,898,000      =       $0.35
                                              -----------------
                                                     65,743,554



     Basic Income Per Share

       Three Months Ended June 30, 1999              11,164,000      =       $0.17
                                              -----------------
                                                     65,044,761

       Six Months Ended June 30, 1999                22,898,000      =       $0.35
                                              -----------------
                                                    64,891,136

                                                                      EXHIBIT 11
                                                                          2 of 2

                VARCO INTERNATIONAL, INC.
                Statement Re Computation of Per Share Earnings

                                                        Three Months Ended         Six  Months Ended
                                                             June 30, 1998             June 30, 1998
                                                      -----------------------------------------------
A.   CALCULATION OF ADJUSTED EARNINGS

     Net Income After Tax                             $         19,729,000         $      34,714,000


                                                                     Total Number   Average Number   Stock Option    Shares Used
                                                       Number of  of Shares after        of Shares     Equivalent   To Calculate
                                                            Days         Weighing      Outstanding         Shares    Diluted EPS
                                                       -------------------------------------------------------------------------
B.   CALCULATION OF AVERAGE SHARES OUTSTANDING

     Common Stock Outstanding from time-to-time during:

       Three Months Ended June 30, 1998                       91    5,864,400,395       64,443,960      1,440,737     65,884,697
       Six Months Ended June 30, 1998                        181   11,645,976,093       64,342,409      1,440,737     65,783,146


C.   CALCULATION OF EARNINGS PER SHARE

     Income Per Share =             Net Income After Tax
                                    ------------------------
                                    Total Shares Outstanding


     Diluted Income Per Share =

       Three Months Ended June 30,1998        19,729,000    =          $ 0.30
                                            -------------
                                              65,884,697

       Six Months Ended June 30, 1998         34,714,000    =          $ 0.53
                                            -------------
                                              65,783,146


     Basic Income Per Share

       Three Months Ended June 30, 1998       19,729,000    =          $ 0.31
                                            -------------
                                              64,443,960

       Six Months Ended June 30, 1998         34,714,000    =          $ 0.54
                                            -------------
                                              64,342,409